Exhibit 99.1

Jerash Holdings to Start Construction of Housing Facility

For Approximately 3,000 Multi-National Employees in Jordan

--Project to Replace Existing Leased Building

and Provide for Expansion to Meet Growing Product Demand--

FAIRFIELD, NJ, April 19, 2021 - Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), which manufactures and exports custom, ready-made, sports and outerwear for leading global brands, today announced that construction is beginning this month on a 189,000 square-foot housing facility for its multi-national workforce, situated on a 49,000 square-foot site owned by the Company, in Al Tajamouat Industrial City, Jordan. Completion and occupancy of the new building is anticipated by mid-2022.

The $8.2 million housing investment represents the Company’s commitment to provide high-quality living space for its expanding multi-national workforce. In keeping with environmental concerns, the new “green” building will feature solar panels and utilize recycled water for exterior landscaping. It will replace an existing leased complex and eliminate nearly $1.0 million in rent and utility expense annually.

To meet increasing demand, Jerash also said it was completing plans to construct an additional project on a nearby separate 133,000 square-foot parcel that the Company purchased in 2019 for $1.2 million, with 2/3 of the land allocated for its fifth manufacturing plant and 1/3 for housing. Construction is anticipated to start later this year.

“As pandemic restrictions are being lifted, the new housing facilities will enable Jerash to attract and retain talented, skilled foreign workers. Our plan is to construct a top ecologically friendly building with the highest safety and comfort designs,” said Sam Choi, Chairman and CEO. “The new manufacturing plant and housing projects also will help position Jerash for its next stage of growth and development, allowing us to even better service our existing customers, as well as accommodate new ones.”

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. manufactures and exports custom, ready-made, sports and outerwear for leading global brands and retailers, including Walmart, Costco, New Balance, G-III, American Eagle, and VF Corporation, which owns such brands as The North Face, Timberland, JanSport, and others. Jerash’s production facilities comprise four factory units, one workshop, and three warehouses, and it currently employs approximately 4,200 people. The total annual capacity at its facilities was approximately 12.0 million pieces as of March 31, 2021. Additional information is available at www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements, including but not limited to the completion date of its new housing facility, reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. In addition, there is uncertainty about the further spread of the COVID-19 virus or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

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Contact:

PondelWilkinson Inc.

Judy Lin Sfetcu or Roger Pondel

310-279-5980

jsfetcu@pondel.com